Exhibit 99.2



                           FINANCIAL STATEMENTS

                CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                     MARCH 31,     DECEMBER 31,
                                                       1999            1998
                                                     --------      -----------
                                                    (Unaudited)
   ASSETS
Current assets:
  Cash and cash equivalents                         $   35,994      $   41,839
  Subscriber receivables, net                            1,047           1,542
  Prepaid expenses and other                               606             638
                                                     ---------       ---------
     Total current assets                               37,647          44,019

Plant and equipment, net                                40,084          43,645
License and leased license investment, net             155,169         157,269
Assets held for sale                                     2,212           2,102
Investment in and loans to equity affiliates             4,315           3,884
Debt issuance costs and other assets, net                7,646           7,898

                                                    $  247,073      $  258,817
                                                     =========       =========

   LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses             $   3,309       $   5,490
  Current portion of long-term debt                        45             199
  Current portion of BTA auction payable                  392             354
  Other current liabilities                             1,081           1,237
                                                    ---------       ---------
     Total current liabilities                          4,827           7,280

Long-term debt, less current portion                  325,572         316,720
BTA auction payable, less current portion               3,365           3,505

     Total liabilities                                333,764         327,505
                                                      =======         =======
Stockholders' deficit:
  Common stock, $.001 par value; 15,000,000
   shares authorized, 10,702,609 shares issued in
   1999 and 1998, and 6,864,471 shares outstanding
   in 1999 and 1998.                                       11              11
  Treasury stock, at cost; 3,838,138 shares in
   1999 and 1998                                       (1,574)         (1,574)
  Additional paid-in capital                          154,557         154,557
  Accumulated deficit                                (239,685)       (221,682)
                                                     --------        --------
     Total stockholders' deficit                      (86,691)        (68,688)
                                                     --------        --------
                                                   $  247,073      $  258,817
                                                    =========       =========


See accompanying notes to unaudited condensed consolidated financial statements


                CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except share data)
                                  (Unaudited)

                                          THREE MONTHS ENDED MARCH 31,
                                          ---------------------------
                                               1999           1998


Revenue                                      $  5,940       $  6,823
Operating expenses:
   Systems operations                           4,181          3,908
   Selling, general and administrative          5,384          4,119
   Depreciation and amortization                5,505          7,224
                                               ------         ------
      Total operating expenses                 15,070         15,251
      Operating loss                           (9,130)        (8,428)
Other income (expense):
   Interest income                                461          1,017
   Equity in losses of affiliates                (150)          (986)
   Interest expense                            (9,139)        (8,271)
   Other                                          (45)            --
                                                -----          -----
Total other expense, net                       (8,873)        (8,240)
                                                -----          -----
Loss before income taxes                      (18,003)       (16,668)
Income tax benefit                                 --             --
                                               ------         ------
Net loss                                    $ (18,003)     $ (16,668)
                                              =======        =======
Weighted average basic and diluted
  loss per common share                       $ (2.62)       $ (1.56)
                                               ======         ======

Basic and diluted weighted average
  shares outstanding                        6,864,471     10,700,506
                                            =========     ==========







See accompanying notes to unaudited condensed consolidated financial statements


                CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)



                                                       THREE MONTHS ENDED MARCH 31,
                                                       ----------------------------
                                                           1999           1998
                                                         --------       --------
Cash flows from operating activities:
  Net loss                                              $ (18,003)     $ (16,668)
   Adjustments to reconcile net loss to
     net cash provided by (used in) operating
     activities:
     Depreciation and amortization                          5,505          7,224
     Accretion on discount notes and amortization
     of debt issuance costs                                 9,048          8,100
     Non-cash interest expense on other long-term debt         91            164
     Equity in losses of affiliates                           150            986
     Other                                                     45             --
     Changes in assets and liabilities, net of effects
     of contributions:
       Subscriber receivables                                 495             (2)
       Prepaid expenses and other                              32           (246)
       Accounts payable, accrued expenses and other
       liabilities                                           (474)          (305)
                                                          -------         ------
         Net cash used in operating activities             (3,111)          (747)
                                                          -------         ------
Cash flows from investing activities:
     Purchases of plant and equipment                      (1,004)        (5,964)
     Additions to license and leased license investment      (342)          (956)
     Investment in equity affiliates                         (953)          (998)
     Investment in assets held for sale                      (110)            --
                                                          -------         ------
         Net cash used in investing activities             (2,409)        (7,918)
                                                          -------         ------
Cash flows from financing activities:
     Payments on notes payable                               (134)          (156)
     Payments on BTA auction payable                         (191)          (733)
                                                          -------         ------
         Net cash used in financing activities               (325)          (889)
                                                          -------         ------
Net decrease in cash and cash equivalents                $ (5,845)      $ (9,554)
Cash and cash equivalents at beginning of period           41,839         74,564
                                                          -------         ------
Cash and cash equivalents at end of period               $ 35,994       $ 65,010
                                                          =======        =======






See accompanying notes to unaudited condensed consolidated financial statements.

           CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 1999


(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   DESCRIPTION OF BUSINESS

      THE COMPANY. CS Wireless Systems, Inc. and its subsidiaries (the "Company" or "CS Wireless") develop, own and operate a network of wireless cable television systems providing subscription television and high speed Internet access services. The Company has a portfolio of wireless cable channel rights in various markets in the United States. The Company currently has systems in operation in ten markets, and it owns, or holds rights to lease, radio spectrum in its 21 primary markets and certain other markets. The Company is approximately 94% owned by CAI Wireless Systems, Inc. ("CAI").

      The subscription television industry is highly competitive. The Company's principal subscription television competitors in each of its markets are traditional hard-wire cable companies, direct broadcast satellite, private cable companies and other alternate methods of distributing and receiving television transmissions. Hard-wire cable companies generally are well-established and known to potential customers and have significantly greater financial and other resources than the Company. As the telecommunications industry continues to evolve, the Company may face additional competition from new providers of entertainment and data services. In addition, until the Company can increase its channels offered in all of its operating markets through the deployment of digital compression technology, the Company's existing competitors generally continue to have more channels to offer subscribers. There can be no assurance that the Company will be able to compete successfully with existing or potential competitors in the subscription television industry.

      The Company has incurred significant operating losses since inception and has negative stockholders' equity at March 31, 1999. Losses are expected for at least the next year as the Company continues to develop its wireless communications business. The Company has approximately $36 million in cash and cash equivalents at March 31, 1999, and, based on its current operating plan, believes that it has sufficient cash to fund its anticipated capital expenditures and operating losses through at least the first quarter of 2000. However, the growth of the Company's wireless communications business may require substantial continuing investment to finance capital expenditures related to the acquisition of channel rights and infrastructure development of digital video programming, two-way frequency utilization and telephony systems. Additionally, beginning in September 2001, the Company will be required to make payments to the holders of its 11 3/8% Senior Discount Notes due 2006. Without additional funding through debt or equity offerings, joint ventures, the sale or exchange of its wireless cable channel rights or the participation of a strategic partner, or the restructuring of its debt agreements, the Company may not be able to meet its future debt and interest payments. There can be no assurance that the Company will achieve positive cash flow from operations, or consummate the sale of any wireless cable channel rights or that sufficient debt or equity financing will be available to the Company. In addition, subject to restrictions under its outstanding debt, the Company may pursue other opportunities to acquire additional wireless cable channel rights and businesses that may utilize the capital currently expected to be available for its current markets.

      CAI announced on April 26, 1999 that it executed a definitive Agreement and Plan of Merger with MCI WorldCom, Inc. ("MCI WorldCom") providing for the acquisition by MCI WorldCom of all of the outstanding shares of CAI. The transaction is subject to customary conditions, including the receipt of required regulatory approvals.

      PRINCIPAL MARKETS OF THE COMPANY. On February 23, 1996, in exchange for approximately 60% of the Company's Common Stock, CAI, directly or indirectly, contributed to the Company the wireless cable television assets and all related liabilities, or the stock of subsidiaries owning wireless cable television assets associated with the wireless cable television markets of Bakersfield and Stockton/Modesto, California; Charlotte, North Carolina; and Cleveland, Ohio. Simultaneously, in exchange for approximately 40% of the Company's Common Stock, cash, a short-term note and a long-term note (the "Heartland Long-Term Note"), Heartland, directly or indirectly, contributed or sold to the Company the wireless cable television assets and all related liabilities associated with the wireless cable television markets of Grand Rapids, Michigan; Minneapolis, Minnesota; Kansas City (suburbs), Missouri; Dayton, Ohio; Dallas, Fort Worth and San Antonio, Texas; and Salt Lake City, Utah. The Company subsequently acquired wireless cable television rights and related assets in certain Midwest markets, including but not limited to, the Effingham and Wellsville, Kansas; Story City, Iowa; Scottsbluff, Nebraska; Kalispell, Montana and Rochester, Minnesota markets in connection with the Company's merger acquisition of USA Wireless Cable, Inc. on October 11, 1996 ("USA Wireless Acquisition"). The Company consummated on September 3, 1997 an exchange of its wireless cable rights and related assets in Salt Lake City, Utah for wireless cable rights and related assets in Kansas City, Missouri pursuant to an agreement dated as of November 6, 1996 with People's Choice TV Corp.

   On December 2, 1998, the Company, CAI and Heartland entered into a Master Agreement ("Master Agreement") providing for, among other things, the termination of Heartland's rights in, and claims against, the Company. As part of the Master Agreement, in December 1998, CAI purchased Heartland's ownership in the Company, or 3,836,035 shares of CS Wireless common stock, for $1,534,000. The Company subsequently purchased those shares from CAI for the same price. These shares are recorded as treasury stock for the periods presented. Additionally, the Company agreed to lease certain channel rights and sell the net operating assets of its Story City, Iowa market to Heartland primarily in exchange for the forgiveness by Heartland of the outstanding balance owed by the Company of $2,335,000 under the Heartland Long-Term Note and additional cash payments by the Company to Heartland of $466,000. The deposit, along with the carrying value of the net assets of the Story City, Iowa market, are classified as assets held for sale at December 31, 1998 and March 31, 1999 in the accompanying consolidated balance sheet.

(b)   BASIS OF PRESENTATION

      The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)   INTERIM FINANCIAL INFORMATION

      In the opinion of management, the accompanying unaudited condensed consolidated financial statements of the Company contain all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998. These results are not necessarily indicative of the results to be expected for the full fiscal year.

(d)   COMMON SHARES OUTSTANDING AND NET LOSS PER COMMON SHARE

      The Company adopted the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," in the fourth quarter of 1997, which required companies to present basic earnings per share and diluted
earnings per share.   Basic earnings per share is computed by dividing income
available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potentially dilutive securities have been excluded from the diluted loss per share computation as their inclusion would be antidilutive

(5) CONTINGENCIES

      The Company is a party to legal proceedings incidental to its business. A discussion of certain of these legal proceedings is contained in Part II,
Item 1 "Legal Proceedings" of this Form 10-Q. The Company believes that the ultimate resolution of the legal proceedings will not have a material adverse effect on the Company's consolidated financial position, operating results or liquidity.